     As filed with the Securities and Exchange Commission on July 8, 1999

                       Registration No. 333-___________


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549


                                 F 0 R M  S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                ENVIROGEN, INC.
                                ---------------
            (Exact Name of Registrant as Specified in its Charter)


               Delaware                                    22-2899415
     -------------------------------                   ----------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                            4100 Quakerbridge Road
                        Lawrenceville, New Jersey 08648
               -------------------------------------------------
              (Address of principal executive offices) (Zip Code)


        Deferred Fee Plan for Non-Employee Directors of Envirogen, Inc.
        ---------------------------------------------------------------
                           (Full title of the plan)

                          Robert S. Hillas, President
                                Envirogen, Inc.
                            4100 Quakerbridge Road
                        Lawrenceville, New Jersey 08648
                    ---------------------------------------
                    (Name and address of agent for service)


                                (609) 936-9300
                              ------------------
         (Telephone number, including area code, of agent for service)


                 Please send copies of all communications to:
                          John E. Stoddard III, Esq.
                          Drinker Biddle & Reath LLP
                (A Pennsylvania Limited Liability Partnership)
                             105 College Road East
                              Post Office Box 627
                       Princeton, New Jersey  08542-0627

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                             Proposed          Proposed
                                                                             maximum           Maximum
                                                                           offering price   aggregate price       Amount of
     Title of Securities to be registered    Amount to be registered (1)    per share (2)    offering  (2)     registration fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share           200,000 shares              $ 1.3125         $ 262,500           $ 73.00
=================================================================================================================================

     (1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Deferred Fee Plan for Non-Employee Directors of Envirogen, Inc. in connection with share splits, share dividends or similar transactions.

     (2) Calculated pursuant to Rule 457(h) based upon $1.3125, the average of the highest and lowest prices for the common stock as reported on the SmallCap Market on July 2, 1999.

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       (Not required to be filed as part of this Registration Statement)


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.


               The following documents which have been filed by Envirogen, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

               (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

               (b) the Company's Current Report on Form 8-K dated March 31, 1999, as amended by the Company's Current Report on Form 8-K/A dated March 31, 1999 and filed with the Commission on April 12, 1999;

               (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

               (d) the description of the Company's common stock (the "Common Stock") contained in the Company's Registration Statement on Form 8-A dated April 29, 1987, including any amendments or reports filed for the purpose of updating such description.

          All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein by reference modified or superseded such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

               Not applicable.


Item 5.   Interests of Named Experts and Counsel.

               Morgan R. Jones, the Secretary of the Company, is a partner in Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP is counsel to the Company and assisted the Company in the preparation of this Registration Statement.

Item 6.   Indemnification of Directors and Officers.

               Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses.

               The Company's Amended and Restated Certificate of Incorporation limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted under the DGCL. The Company's By-laws, as amended, provide for indemnification of the Company's officers and directors to the fullest extent permitted under the DGCL. The Company also has directors and officers liability insurance coverage. Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.

Item 7.   Exemption from Registration Claimed.

               No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits.

Exhibit 5           Opinion of Drinker Biddle & Reath LLP

Exhibit 23.1        Consent of PricewaterhouseCoopers LLP

Exhibit 23.2 Consent of Drinker Biddle & Reath LLP (Included in the opinion filed as Exhibit 5 hereto)

Exhibit 24          Powers of Attorney (See Signature Page)

Item 9.   Undertakings

     1.   Undertakings Required by Regulation S-K Item 512(a)
          ---------------------------------------------------

          The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2.   Undertakings Required by Regulation S-K Item 512(b).
          ---------------------------------------------------

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934(and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.   Undertakings Required by Regulation S-K Item 512(h).
          ---------------------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Lawrenceville, State of New Jersey, on July 7, 1999.


                              ENVIROGEN, INC.


                              By: /s/ Robert S. Hillas
                                 ---------------------------
                                 Robert S. Hillas
                                 President and Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert S. Hillas and Mark J. Maten, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on July 7, 1999.


Signature                     Title
-------------------------------------------------------------------------------

/s/ Robert S. Hillas          Chairman of the Board, President, Chief Executive
-------------------------     Officer and Director (Principal Executive Officer)
    Robert S. Hillas


/s/ Mark J. Maten             Vice President of Finance and Chief Financial
---------------------         Officer (Principal Financial and Accounting
    Mark J. Maten             Officer)


/s/ Robert F. Hendrickson     Director
-------------------------
    Robert F. Hendrickson

/s/ Robert F. Johnston        Director
-------------------------
    Robert F. Johnston

/s/ Nicholas J. Lowcock       Director
-------------------------
    Nicholas J. Lowcock

/s/ Robert C. Miller          Director
-------------------------
    Robert C. Miller

/s/ Peter J. Neff             Director
-------------------------
    Peter J. Neff

/s/ William C. Smith          Director
-------------------------
    William C. Smith

                                 EXHIBIT INDEX

Exhibit No.         Description
----------          -----------
5                   Opinion of Drinker Biddle & Reath LLP


23.1                Consent of PricewaterhouseCoopers LLP

23.2                Consent of Drinker Biddle & Reath LLP
                    (Included in the opinion filed as Exhibit 5 hereto)

24                  Powers of Attorney   (See Signature Page)